Global Axcess Corp Names Marc Caramuta to Newly Created
Position of Chief Operating Officer

JACKSONVILLE, Fla., October  4, 2010 /PRNewswire-FirstCall/ — Global Axcess Corp (OTC Bulletin Board: GAXC - News; the "Company"), an independent provider of self-service kiosk solutions, today announced that it has appointed Mr. Marc Caramuta to the newly created position of Chief Operating Officer of the Company, effective October 4, 2010.

Mr. Caramuta has experience in the financial services and international manufacturing industries. He previously served as President of Proficio Mortgage Ventures, LLC, a wholly owned subsidiary of Proficio Bank. In this position, he was responsible for managing all areas of operations and production.

Mr. George McQuain, Chief Executive Officer of Global Axcess, stated, “We are pleased to attract a talented and experienced executive like Marc to our management team and recognize that his robust background in banking operations will serve Global Axcess well as we expand further into the self-service kiosk marketplace. Marc took over an unprofitable and operationally challenged company and achieved profitability within 90 days by realigning its operations platform and building a highly efficient and effective operation. He understands manufacturing quality improvement and management techniques and positioned that company for growth at a lower cost base. We know that he will help us move our operations forward and will help us further streamline the DVD kiosk initiative and improve its quality. Marc has the technical expertise to work with our staff to find solutions to software issues and to identify ways to leverage technology to improve operational efficiency, reduce costs, help bolster profits, and enable us to move into other self service kiosk solutions in the future. His philosophy of operations management and leadership makes him a good fit with the rest of our team and he came highly recommended to us.”

Mr. Caramuta commented, “Global Axcess has a reputation for superior operational excellence, industry-leading quality and strong customer service. I look forward to making a contribution to their near- and long-term strategies and results.”

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of self-service kiosk services in the United States. The Company provides turnkey ATM and other self-service kiosk management solutions that include cash and inventory management, project and account management services. Global Axcess Corp currently owns, manages or operates more than 4,900 ATMs and other self-service kiosks in its national network spanning 43 states. For more information on the Company, please visit http://www.globalaxcess.biz. For more information on Nationwide Money Services, please visit http://www.nationwidemoney.com.

Investor Relations Contacts:
    Sharon Jackson: 904-395-1149
    IR@GAXC.biz

    Hayden IR:
    Brett Maas or Jeff Stanlis: (646) 536-7331
    Brett@haydenir.com / Jeff@haydenir.com

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

This press release may contain forward-looking statements. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause the Company's actual results to differ materially from the results indicated by these forward-looking statements. For a list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1 of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2010, and other filings that have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, and such statements are current only as of the date they are made.

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7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz